Exhibit 5.1

1271 Avenue of the Americas |New York, NY 10020

blankrome.com

October 31, 2025

The Board of Directors

Safe and Green Development Corporation

100 Biscayne Blvd., #1201

Miami, Florida 33132

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which registers the resale by the holders thereof of an aggregate of 91,115,703 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Safe and Green Development Corporation, a Delaware corporation (the “Company”) issuable upon (i) the conversion of shares of the Company’s newly designated Series B Non-Voting Convertible Preferred Stock (the “Series B Shares”), (ii) upon the exercise of certain accompanying warrants (the “Warrants”), and (iii) as dividends to the holders of Series B Shares. The Series B Shares and Warrants were issued and sold to the Selling Stockholders in a private placement offering, pursuant to the terms of that certain Securities Purchase Agreement, dated as of October 16, 2025 (the “Purchase Agreement”), between the Company and the Selling Stockholders. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto; (ii) the Purchase Agreement; (iii) the Certificate of Designation for the Series B Non-Voting Convertible Preferred Stock (the “Series B Certificate of Designation”); (iv) the form of Warrants; (v) resolutions adopted by the Board of Directors of the Company (the “Board”) and the pricing committee of the Board; (vi) the amended and restated certificate of incorporation of the Company, as amended; (vii) the amended and restated bylaws of the Company; and (viii) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered relevant and necessary as a basis for the opinions hereinafter expressed.

In rendering this opinion, we have assumed, without inquiry, (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iii) the legal capacity of all natural persons and the genuineness of all signatures on the Registration Statement and all documents submitted to us; and (iv) that the books and records of the Company are maintained in accordance with proper corporate procedures.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued upon the conversion of or as in-kind dividends on the Series B Shares in accordance with the terms of the Series B Certificate of Designation or upon exercise of the Warrants in accordance with the terms of the Warrants, as applicable, will be validly issued, and the Shares will be fully paid and non-assessable.

The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP